Exhibit (11) - Statement Re: Computation of Earnings Per Share and
                  Pro Forma Earnings Per Share (2001)

                                                    Three Months Ended
                                                         March 31,
                                                    2001           2000
                                              --------------  -------------
                                              --------------  -------------
   Net income (loss)                          $   8,343,000   $ (1,475,000)
                                              ==============  =============



   Average number of shares outstanding:
   Basic                                         12,735,797     12,048,474
   Effect of dilutive employee stock options        202,266              0
                                              --------------  -------------
   Diluted                                       12,938,063     12,048,474
                                              ==============  =============



   Net income (loss) per share:
   Basic                                      $        0.66   $      (0.12)
   Diluted                                    $        0.64   $      (0.12)
                                              ==============  =============